EXHIBIT 21.1

RESMED INC.

SUBSIDIARIES OF THE REGISTRANT

ResMed Corp. (a Minnesota corporation)

ResMed (Malaysia) Sdn Bhd (a Malaysian Corporation) (1)

ResMed (UK) Limited (a United Kingdom corporation) (1)

ResMed (EPN) Limited (a United Kingdom corporation) (10)

ResMed Asia Pacific Limited (incorporated under the laws of New South Wales, Australia) (1)

ResMed Beteiligungs GmbH (a German corporation, formerly ResMed Deutschland GmbH) (3)

ResMed EAP Holdings Inc. (a Delaware corporation)

ResMed Finland OY (a Finland corporation) (1)

ResMed Holdings Limited (incorporated under the laws of New South Wales, Australia) (2)

ResMed Hong Kong Limited (a Hong Kong corporation) (1)

ResMed Germany Inc. (a Delaware corporation, formerly ResMed International Inc.)

ResMed KK (a Japanese corporation) (1)

ResMed Limited (incorporated under the laws of New South Wales, Australia) (1)

ResMed Asia Operations Pty Ltd (incorporated under the laws of New South Wales, Australia) (11)

ResMed New Zealand Limited (a New Zealand Corporation) (1)

ResMed GmbH Verwaltung (a German corporation)

ResMed GmbH and Co KG (a German corporation) (4)

ResMed SAS (a French corporation) (1)

ResMed Sweden AB (a Swedish corporation) (1)

ResMed Motor Technologies Inc. (a Delaware corporation) (Formerly Servo Magnetics Inc.)

ResMed Schweiz AG (A Swiss corporation, formerly Labhardt AG) (1)

ResMed Austria Medizintechnik GmbH (an Austrian corporation) (1)

ResMed R&D Germany GmbH (a German corporation, formerly MAP Medizin-Technologie GmbH ) (4)

MAP Beteiligungs GmbH (a German corporation) (5)

ResMed Deutschland GmbH (a German corporation, formerly Take Air Medical Handels GmbH) (6)

ResMed Medizintechnik GmbH (a German corporation) (9)

ResMed Brasil Ltda (a Brazilian corporation) (7)

ResMed Columbia SAS (a Columbian corporation) (7)

ResMed Norway AS (a Norwegian corporation, formerly PolarMed AS) (1)

ResMed Nederland BV (a Netherlands corporation) (1)

ResMed Paris SAS (a French corporation) (8)

ResMed Mexico, S de R.L. de C.V. (7)

ResMed India Private Ltd (1)

ResMed (Beijing) Medical Device Co., Ltd (1)

ResMed Enterprise Management (Shenzhen) Co., Ltd (1)

Healing Partner Limited (a Hong Kong corporation) (1)

ResMed European Operations B.V (a Netherlands corporation) (11)

ResMed Malaysia Operations Sdn Bhd (a Malaysian corporation) (12)

ResMed Sensor Technologies Ltd (incorporated in Ireland, formerly BiancaMed Ltd ) (11)

Gruendler GmbH (a German corporation) (4)

Healthcare Investment Holdings Ltd (incorporated in Australia) (11)

Umbian Inc (incorporated in Canada) (13)

ResMed Korea Ltd (incorporated in Korea) (1)

ResMed Taiwan Co., Ltd (incorporated in Taiwan) (1)

ResMed European Holdings Ltd (incorporated in UK) (11)

Mediserv Sp. Zoo (incorporated in Poland) (14)

Unimedis s.r.o. (incorporated in Czech Republic) (14)

Salve Wohngruppen GmbH (incorporated in Germany) (9)

(1)	A subsidiary of ResMed Holdings Limited
(2)	A subsidiary of ResMed EAP Holdings Inc.
(3)	A subsidiary of ResMed Germany Inc.
(4)	A subsidiary of ResMed Beteiligungs GmbH
(5)	A subsidiary of ResMed R&D Germany GmbH
(6)	A subsidiary of ResMed Paris SAS
(7)	A subsidiary of ResMed Corp.
(8)	A subsidiary of ResMed SAS
(9)	A subsidiary of ResMed GmbH and Co KG
(10)	A subsidiary of ResMed (UK) Limited
(11)	A subsidiary of ResMed Limited
(12)	A subsidiary of ResMed Asia Operations Pty Ltd
(13)	A subsidiary of Healthcare Investment Holdings Ltd
(14)	A subsidiary of ResMed European Holdings Ltd